U.S. GLOBAL INVESTORS, INC.
                                   EXHIBIT 11
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE


                                                     QUARTER ENDED SEPTEMBER 30,
                                                     ---------------------------
                                                         1996            1995
                                                      ---------       ----------

Net earnings                                           $786,077        $305,490
                                                      =========        ========

PRIMARY
Weighted average number shares
    outstanding during the year                       6,580,052       6,545,921

Add:
    Common stock  equivalent  shares
        (determined using the "treasury
        stock" method) representing
        shares issuable upon exercise
        of preferred or common stock warrants               ---             ---
    Common stock equivalent shares (determined
        using the "treasury stock" method)
        representing shares issuable upon exercise
        of preferred or common stock options             39,277          65,678
                                                      ---------    ------------
    Weighted average number of shares used in
        calculation of primary earnings per share     6,619,329       6,611,599
                                                      =========      ==========

Primary earnings (loss) per share
    Net Earnings Per Share                                $0.09           $0.05
                                                          =====           =====

FULLY DILUTED
Weighted average number of shares outstanding
    during the year                                   6,580,052       6,545,921

Add:
    Common stock  equivalent  shares
        (determined using the "treasury stock"
        method) representing shares issuable
        upon exercise of preferred or common
        stock warrants                                      ---             ---
    Common stock equivalent shares (determined
        using the "treasury stock" method)
        representing shares issuable upon exercise
        of preferred or common stock options             39,277          65,678
                                                      ---------       ---------
    Weighted average number of shares used
        in calculation of fully diluted earnings
        per share                                     6,619,329       6,611,599
                                                      =========      ==========

Fully diluted earnings (loss) per share
        Net Earnings Per Share                            $0.09           $0.05
                                                      =========       =========